Exhibit 99.1

BioLargo Announces Election of Kent C. Roberts II to Board of Directors

LA MIRADA, CA--August 22, 2011--BioLargo, Inc. (OTCBB: BLGO), creator of patented iodine technologies, today announced that it had elected Mr. Kent C. “Rick” Roberts II to its Board of Directors.

Mr. Roberts spent 14 years as a partner and Director of Marketing at the investment management firm First Quadrant LP prior to his retirement in 2011.  First Quadrant is respected globally as an innovative leader and investor in global macro and asset allocation strategies. The firm has been the recipient of four prestigious Graham and Dodd Awards for excellence in investment research during its twenty-year history and continues its long held focus on high level research. During his tenure at First Quadrant, Mr. Roberts served a term as a member of the firm’s governing board responsible for oversight of business operations, compensation, strategy, and public relations. Prior to his involvement with First Quadrant, Mr. Roberts served in a similar capacity as Marketing Director for Provident Capital Management in Philadelphia (1995 to 1997), and co-founded Akamai International, a boutique investment management firm offering institutional investors international equity strategies. He has presented at numerous industry conferences around the world and invited to participate on Institutional Investor’s Advisory Board.  From 1987 through 1992, Mr. Roberts worked in the capital markets department for Bankers Trust Company and other regional banks advising multinational corporations on currency risk management strategies.  Prior to entering the financial services industry Mr. Roberts worked in oil and gas exploration and consulted on the environmental impact resulting from the development of the Central Arizona Project (the canal that brought water from the Colorado River to both Phoenix and Tucson AZ).  Mr. Roberts received a MBA in Finance from the University of Notre Dame in 1986, and a BS in Agriculture and Watershed Hydrology from the University of Arizona in 1982.  Mr. Roberts holds a series 3 securities license.

“Rick brings a wealth of practical capital market experience and business contacts to assist in our efforts to secure capital, increase market awareness and exploit our substantial commercial opportunities,” stated BioLargo President and CEO, Dennis P. Calvert.

About BioLargo, Inc.
BioLargo's business strategy is to harness and deliver Nature's Best Solution™ -- free-iodine -- in a safe, efficient, environmentally sensitive and cost-effective manner. BioLargo's proprietary technology works by combining micro-nutrient salts with liquid from any source to deliver free-iodine on demand, in controlled dosages, in order to balance efficacy of performance with concerns about toxicity. BioLargo's technology has potential commercial applications within global industries, including but not limited to oil and gas, animal health, beach and soil environmental uses, consumer products, agriculture, food processing, medical, and water. It features solutions for odor & moisture control, disinfection and contaminated water treatment. The company's website is www.BioLargo.com. In 2010, Odor-No-More was awarded two Editor's Choice Awards, including a "Product of the Year" award, by the Horse Journal, a top industry award for excellence and are sold by BioLargo's wholly owned subsidiary, Odor-No-More, Inc. (www.OdorNoMore.com). In early 2011, the company signed an exclusive license agreement for use in pet products with industry leader Central Garden and Pet.

Safe Harbor Statement
The statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the risks and uncertainties included in BioLargo's current and future filings with the Securities and Exchange Commission, including those set forth in BioLargo's Annual Report on Form 10-K for the year ended December 31, 2010.

BioLargo Contacts
Dennis P. Calvert
President
949-643-9540

Howard Isaacs
Investor Relations
562-987-4939

Email Contact:  Info@biolargo.com